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

                                                                    NEWS RELEASE
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FOR IMMEDIATE RELEASE

                   CogenAmerica Directors Initiate Discussions
               With Northern States Power to Resolve Board Issues


Minneapolis, MN, October 7, 1998 - The Committee of Independent Directors of Cogeneration Corporation of America (CogenAmerica) (Nasdaq: CGCA) acknowledged today that it has initiated discussions with Northern States Power (NSP) and its wholly-owned subsidiary NRG Energy, Inc., a minority shareholder of CogenAmerica, seeking to resolve issues of corporate governance. The independent directors expressed disappointment over today's court filing by NRG Energy.

Spyros S. Skouras, Jr., chairman of the independent directors committee of CogenAmerica, said, "The company, the independent committee and the NRG board members are aware of NRG Energy's request for CogenAmerica's stockholder list and the responsibility and obligation of the full CogenAmerica board to respond to that request in accordance with corporate governance. It is unfortunate that NRG Energy has escalated this matter to the courts, as they announced via press release today. However, we are continuing to seek mutually acceptable resolution with NSP and NRG Energy concerning the issues disclosed in NRG's 13(d) proxy filing."

The committee of independent directors is a standing committee of CogenAmerica's Board of Directors that was created under the company's bylaws at the time the company emerged from bankruptcy in April 1996. The committee of Independent Directors oversees certain relationships between the company and NRG Energy. The committee is composed of Spyros S. Skouras, Jr., Lawrence Littman and Charles Thayer. A description of the committee and its members and their relationship to the company is contained in the company's most recent annual proxy statement on file with the SEC.

CogenAmerica and its subsidiaries develop and own cogeneration projects that produce electricity and thermal energy for sale to industrial and commercial users and public utilities. Approximately 45% of the outstanding common shares of CogenAmerica are owned by NRG Energy, a wholly-owned subsidiary of Northern States Power Company (NYSE: NSP)

For additional information contact Frank N. Hawkins, Jr. or Julie Marshall at Hawk Associates, Inc. (305) 852-2383. Copies of CGCA press releases, SEC filings, current price quotes and other valuable information for investors may be found on the website http://www.hawkassociates.com